PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
MAY 31, 1997 TO                                relates to Registration Statement
PROSPECTUS DATED                               33-54804-01 and the Prospectus
OCTOBER 19, 1993                               dated October 19, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 16, 1997


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                  Not Applicable
--------                        -------                  --------------
(State of                       (Commission              (IRS Employer
organization)                   File Number)             Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
---------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                 ------------------------------------------
               (Former address, if changed since last report)

                                  Page 1 of 90
                         Index to Exhibits is on page 6

Item 5.  Other Events

A)     Series 1993-1:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)     Series 1993-2:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)     Series 1993-3:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)     Series 1994-1:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)     Series 1994-2:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)     Series 1994-3:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)     Series 1994-A:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)     Series 1995-1:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)     Series 1995-2:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20(i) hereto.

J)     Series 1995-3:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)     Series 1996-1:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)     Series 1996-2:

On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)     Series 1996-3:
On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the May 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)     Series 1996-4:
On June 16, 1997 the Registrant made available the Monthly Certificateholders Statement for the May 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.      Description

20(a) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-4.

                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         DISCOVER CARD MASTER TRUST I
                                 (Registrant)

                             By:  GREENWOOD TRUST COMPANY
                                  as originator of the Trust


                             By:            John J. Coane
                                  ----------------------------------
                                  John J. Coane
                                  Vice President, Director of
                                  Accounting and Treasurer


Date: June 16, 1997

                                 EXHIBIT INDEX

Exhibit No.      Description

20(a) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1997, for Series 1996-4.